                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549



                      -----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE


                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  March 19, 2002

                           HANOVER COMPRESSOR COMPANY

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         Delaware                     1-13071                  76-0625124
(State or Other Jurisdiction      (Commission File            (IRS Employer
     of Incorporation)                 Number)             Identification No.)

           12001 North Houston Rosslyn                77086
              Houston, Texas  77086                (Zip Code)
                    (Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787

Item 5.  Other Events.

See the following press release:

VICTOR E. GRIJALVA NAMED CHAIRMAN OF HANOVER COMPRESSOR

MICHAEL O'CONNOR BECOMES CHAIRMAN EMERITUS

HOUSTON--(BUSINESS WIRE)--March 19, 2002--Hanover Compressor (NYSE: HC - news), the leading provider of outsourced natural gas compression services, today announced that Victor E. Grijalva, recently retired vice chairman of Schlumberger Ltd. (NYSE: SLB - news) and the Chairman of Transocean Sedco Forex (NYSE: RIG - news) of Houston, was named Chairman of the Board. Mr. Grijalva was elected to Hanover's board of directors on February 26, 2002.

Michael O'Connor, Hanover's chairman since 1992, will remain on the Board of Directors as Chairman Emeritus. Mr. Grijalva, who retired from Schlumberger on December 31st, 2001, graduated from Carnegie Mellon University with a bachelors degree in electrical engineering and the University of Pennsylvania with a masters degree in electrical engineering. During his 37 years at Schlumberger, he has held a variety of management positions in countries such as Argentina, France, Venezuela, Singapore, Greece, UAE and the United States. Beginning as a senior development engineer in 1964, some of his more recent positions consist of president of Wireline and Testing in North America and executive vice president of Oilfield Services worldwide. In 1998, he was appointed vice chairman of Schlumberger and a member of the board, and in 1999 he became chairman of Transocean Sedco Forex. Mr. Grijalva is a member of the board of the American Petroleum Institute, and a member of the American Institute of Electrical Engineers and the Society of Petroleum Engineers.

"Victor Grijalva is a leading figure in the energy services industry who brings vast expertise, integrity and perspective Hanover needs during its next stage of growth," said Michael J. McGhan, President and Chief Executive Officer. "The outstanding international, administrative and financial management experience Victor brings from his almost forty years with industry leaders Schlumberger and Transocean Sedco Forex will contribute greatly to our Company as we continue to execute our business plan. At the same time, I know I speak for the entire Hanover management team and Board of Directors when I say that we are equally pleased that Mike O'Connor, a founder of the outsourced compression services industry who has played a critical role at our Company since 1992, will continue to very actively guide Hanover as a member of the Company's Board of Directors and its Executive committee," McGhan added.

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

Contact:
  Hanover Compressor Company
  Mr. Michael J. McGhan, 281/447-8787

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HANOVER COMPRESSOR COMPANY


Date:  March 20,  2002                   By:  /s/ Michael J. McGhan
                                         -----------------------------------
                                         Michael J. McGhan
                                         President and Chief Executive Officer